                             SHAREHOLDERS' AGREEMENT


         THIS SHAREHOLDERS' AGREEMENT (the "Agreement") is made and entered into as of this 16th day of August, 1999 by and among Summus, Ltd., a Delaware corporation (the "Company"), High Speed Net Solutions, Inc., a Florida corporation; Sharon Stairs; Ahmad Moradi; Antonio Bianco; Joseph Peretta; Rich, Bahman & Berger (CPAs); David Anderson; Stephen Purkiss; Kerstin Jawerth; Ron Compton and such other shareholders of the Company who become a party to this Agreement in accordance with the terms hereof (collectively, the "Shareholders").

                                   WITNESSETH:

         WHEREAS, the Shareholders currently, or as part of the merger of the Company and Summus Technologies, Inc. (the "Merger"), will own certain of the issued and outstanding shares of capital stock of the Company; and

         WHEREAS, the parties to this Agreement believe that it is in their mutual best interests to restrict the sale and transfer of any capital stock of the Company, thus to insure continuity and harmony in the management and policies of the Company; and

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Unless the context requires otherwise, capitalized terms used herein shall have the meaning set forth in the Glossary attached to this Agreement.

                                   ARTICLE II
                               TRANSFER OF SHARES

         The provisions of this Agreement shall apply to all Shares currently issued (or intended to be issued in the Merger) and which may be issued in the future.

                                   ARTICLE III
                            COMPLIANCE WITH AGREEMENT

         During the term of this Agreement, no Shareholder shall Transfer any Shares now owned or hereafter acquired by it, except as permitted by, and in compliance with, the terms and conditions of this Agreement and in accordance with any Applicable Laws. Any purported Transfer not in compliance with the terms and conditions of this Agreement shall be void and of no force and effect.

                                   ARTICLE IV
                               PERMITTED TRANSFERS
                                       AND
                               LEGEND REQUIREMENTS

         4.1 A Shareholder may Transfer its Shares in accordance with the provisions of this Agreement to any other Person (a "Third Party"); provided, however, that (i) any Transfer (other than Involuntary Transfers in accordance with Section 5. 1) shall be for consideration that shall consist of only cash or Marketable Securities or any combination thereof, and (ii) no Transfer shall be allowed until such time as the proposed transferee agrees in writing to be bound by the terms and conditions of this Agreement.

         4.2 As a result of this Shareholders Agreement, each certificate evidencing Shares shall bear the following or a substantially similar legend:

                  The securities evidenced hereby are subject to the terms of a Shareholders' Agreement among the Company and the shareholders of the Company. A copy of the Shareholders' Agreement is on file at the office of the Company and is available upon request. The Shareholders' Agreement provides, among other things, for restrictions on the sale, transfer, pledge, hypothecation or other disposition of, the securities represented by this Certificate. Any attempted sale, transfer, pledge, hypothecation or other disposition of the securities represented by this Certificate not in compliance with the terms and conditions of the Shareholders' Agreement shall be void and of no force and effect.

                                    ARTICLE V
                         INVOLUNTARY TRANSFER OF SHARES

         5.1 Company's Option. If an Involuntary Transfer of any of the Shares owned by any Shareholder (the "Transferred Shares") shall occur, the Company shall have the right to purchase some or all of the Transferred Shares, which right shall be exercisable by written notice given to the transferee of the Transferred Shares (the "Involuntary Transferee") and the Shareholder who suffered the Involuntary Transfer or his estate in the case of his death (in either case, the "Involuntary Transferor") within thirty (30) days after receipt by the Company of written notice of the Involuntary Transfer (or, in the event no such notice is received, thirty (30) days after the Company becomes aware of the Involuntary Transfer). The Company shall provide to each other Shareholder (a "Continuing Shareholder") (i) a copy of any written notice of Involuntary Transfer received by the Company (or, in the event no such notice is received, a written notice of awareness of any Involuntary Transfer), within five (5) days after the Company becomes aware of the Involuntary Transfer, and (ii) a copy of any written notice of exercise given by the Company pursuant to this Section 5.
1. The failure of the Company to exercise such right within such thirty (30) day time period shall be regarded as a waiver of its right to participate in the purchase of the Transferred Shares.


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

         5.2 Continuing Shareholders' Option. If the Company does not elect to purchase all of the Transferred Shares as provided herein, each Continuing Shareholder shall have the right to purchase any portion of the Transferred Shares for which no such election has been made by the Company (the "Excess Transferred Shares") pro rata based on the number of Shares owned by the Shareholders which exercise the right, which right shall be exercisable by written notice to the Involuntary Transferee and Involuntary Transferor given within forty-five (45) days after receipt by such Continuing Shareholder of written notice of the Involuntary Transfer from the Company. The exercising Continuing Shareholder shall also provide a copy of such written notice of exercise to the Company and the other Continuing Shareholders. A Continuing Shareholder may also indicate in such notice, if it so elects, its desire to purchase additional Excess Transferred Shares (indicating a maximum number, if any) if any other Continuing Shareholder does not exercise its right to purchase up to the full amount of its pro rata share of the Excess Transferred Shares. If one or more Continuing Shareholders so elect, the additional Excess Transferred Shares, if any, shall be allocated (pro rata if more than one, or less than pro rata with respect to any such Continuing Shareholder requesting a lower number of Excess Transferred Shares) to such Continuing Shareholder(s). The failure of a Continuing Shareholder to exercise such right within such forty-five (45) day period shall be regarded as a waiver of its right to participate in the purchase of the Transferred Shares.

         5.3 Purchase Price for Transferred Shares. The purchase price per share of any Transferred Shares shall be the "fair market value" thereof as determined by mutual agreement of the Involuntary Transferee and each party participating in such purchase, or if no such agreement can be reached within thirty (30) days after the termination of the forty-five (45) day period provided in Section 5.2, the purchase price shall be determined in accordance with the provisions of Section 5.6.

         5.4 Terms of Payment of Purchase Price to the Company and Continuing Shareholders. The Company and the exercising Continuing Shareholders shall pay the purchase price for the Transferred Shares in cash; provided, however, that the purchase price payable by the Company or any Continuing Shareholders for the Transferred Shares of the Involuntary Transferor may be paid twenty-five percent (25 %) percent down within thirty (30) days after the purchase price is determined with the balance to be paid with interest at the rate of the lesser of the Bank of America prime rate as adjusted from time to time, or the applicable federal rate in three (3) equal annual installments of principal and interest until paid in full. Notwithstanding the foregoing in no event shall the amount paid as a down payment be less than the amount of any insurance proceeds received by the Company or any Continuing Shareholder as a result of the death of the Involuntary Transferor. Until the Transferred Shares have been paid for in full, the Company and each exercising Continuing Shareholder shall pledge back the Transferred Shares it purchases to the Involuntary Transferee as collateral for payment pursuant to a Security and Pledge Agreement with customary terms and conditions, as determined in the reasonable discretion of the Company.

         5.5 First Refusal Rights Survive. In the event the provisions of this Article V shall be held to be unenforceable with respect to any particular Involuntary Transfer of any Shares, each Continuing Shareholder and the Company shall have rights of first refusal if the Involuntary


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

Transferee subsequently obtains a bona fide offer for and desires to Transfer such Shares, and such Shares shall otherwise remain subject to the terms and conditions of this Agreement, including this Article V.

         5.6      Determination of Fair Market Value. For the purposes of this
Article V, the "fair market value" of the Transferred Shares shall be determined, in the absence of mutual agreement, by an investment banking firm or firm of professional business evaluators (the "Consultant") reasonably satisfactory to each party participating in the transaction. If each such party shall not agree upon a Consultant within the earliest of (i) thirty (30) days after the delivery of the last applicable written notice from a Continuing Shareholder or the Company with respect to such purchase and sale, (ii) fifteen
(15) days after such parties notify the Company in writing that mutual agreement on such Consultant cannot be reached, or (iii) fifteen (15) days after the expiration of the thirty (30) day period provided in Section 5.3, the Company's auditors shall select a Consultant. The determination by the Consultant shall be final and binding upon all parties to the purchase and sale. The fees of the Consultant shall be paid by the Company.

         5.7 No Prejudice. If the Company or any Shareholder at any time fails to exercise its right to repurchase in accordance with this Article V, the Company or such Shareholder shall in no way be precluded from (i) exercising in connection with any subsequent Involuntary Transfer its right to repurchase pursuant to this Article V with respect to the Shares in question or any other Shares or (ii) exercising its rights to repurchase generally in accordance with the provisions of this Agreement with respect to any other Transfer of any Shares.

                                   ARTICLE VI
                             RIGHTS OF FIRST REFUSAL

         6.1 Right of First Refusal. Subject to Articles III and IV, any Shareholder which desires to Transfer all or any of its Shares (the "Offering Shareholder") to any Third Party shall first make an offer (the "Offer") to Transfer the Shares (the "Offered Shares") to the Company and, if the Company does not elect to purchase all of the Offered Shares, then to each other Shareholder (a "Non-Offering Shareholder") pursuant to the provisions of this
Article VI.

         6.2 Offer to Company and Other Shareholders. The Offering Shareholder shall send written notice of the Offer (the "Offering Shareholder's Notice") to the Company and to each Non-Offering Shareholder within ten (10) days following receipt of an offer for such Offered Shares from, or a making of an offer with respect to the Offered Shares to, a Third Party. In addition to any other information required to be provided by the Offering Shareholder pursuant to the immediately following sentence, the Offering Shareholder's Notice shall state the number of Offered Shares, the terms and conditions of the Offer, including the price (stating the portion in cash and in Marketable Securities or any combination thereof) and the name and address of the Third Party (together with a copy of all writings between the Third Party and the Offering Shareholder establishing the terms of the offer between such parties) and shall include a description of any related transactions, understandings or relationships or a statement that there are no such related items. The Offer shall be on the same terms and conditions, as the offer from, or made by the Offering Shareholder to, the Third Party.


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

         6.3 Company's Option. Upon receipt of the Offering Shareholder's Notice, the Company shall have the right to purchase some or all of the Offered Shares at the price and upon the terms and conditions specified in such notice; provided, however, that the Company shall have the option to match the price by agreeing to pay in cash an amount equivalent to any portion of such price payable in Marketable Securities. Notice of election to purchase the Offered Shares shall be given by the Company to the Offering Shareholder and to each Non-Offering Shareholder within thirty (30) days after receipt by the Company of the Offering Shareholder's Notice. The failure of the Company to exercise its right to purchase the Offered Shares within such thirty (30) day period shall be regarded as a waiver of its right to participate in the purchase of the Offered Shares.

         6.4 Non-Offering Shareholders' Option. If the Company does not elect to purchase all of the Offered Shares, each of the Non-Offering Shareholders shall have the right to purchase any portion of the Offered Shares pro rata based on the number of Shares owned by the Non-Offering Shareholders who exercise the right, for which no such election has been made (the "Excess Offered Shares") at the price and upon the terms and conditions specified in the Offering Shareholder's Notice; provided, however, that each of the Non-Offering Shareholders shall have the option to match the price by paying in cash an amount equivalent to any portion of such price payable in Marketable Securities. A Non-Offering Shareholder's right to purchase Excess Offered Shares shall be exercisable by written notice of exercise to the Offering Shareholder given within forty-five (45) days after receipt of the Offering Shareholder's Notice. The exercising Non-Offering Shareholder shall also provide a copy of such written notice to the Company and the other Non-Offering Shareholders. A Non-Offering Shareholder may also indicate in such notice, if it so elects, its desire to purchase additional Excess Offered Shares (indicating a maximum number, if any) if any other Non-Offering Shareholder does not exercise its right to purchase up to the full amount of its pro rata amount of the Excess Offered Shares. If one or more of the Non-Offering Shareholders so elect, the additional Excess Offered Shares, if any, shall be allocated (pro rata if more than one, or less than pro rata with respect to any such Non-Offering Shareholder requesting a lower number of Excess Offered Shares) to such Non-Offering Shareholder(s). The failure of a Non-Offering Shareholder to exercise such right within such forty-five (45) day period shall be regarded as a waiver of its right to participate in the purchase of the Offered Shares.

         6.5 Terms of Sale to the Company and Nonoffering Shareholder. The purchase price payable by the Company or any Nonoffering Shareholder of the Offered Shares of the Offering Shareholder may be paid twenty-five percent (25 %) percent down with the balance to be paid with interest at the rate of the lesser of the Bank of America prime rate as adjusted from time to time, or the applicable federal rate in three (3) equal annual installments of principal and interest until paid in full. Until the Offered Shares have been paid for in full by the Company and any exercising Non-Offering Shareholder, the Company and each exercising Non-Offering Shareholder shall pledge back the Offered Shares it purchases to the Offering Shareholder as collateral for payment pursuant to a Security and Pledge Agreement with customary terms and conditions, as determined in the reasonable discretion of the Company.


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

         6.6 Surrender of Certificates. At such time as the Company and the Non-Offering Shareholders have agreed to purchase, in the aggregate, all of the Offered Shares the Offering Shareholder shall surrender its certificate(s) representing the Offered Shares to the Company with duly executed assignments, and the purchasers shall concurrently and therewith pay the Offering Shareholder the purchase price (or appropriate portion thereof) for the Shares.

         6.7 Sale. The Offering Shareholder may Transfer, subject to the provisions of this Agreement, the Offered Shares that the Company and/or the Non-Offering Shareholders do not elect to purchase on the terms and conditions set forth in the Offering Shareholder's Notice delivered to the Company and the Non-Offering Shareholders, provided that such sale is consummated within ninety
(90) days of the date of the Offering Shareholder's Notice. In accordance with Articles II, III, and IV, the purchasing Third Party shall agree to be bound by the terms and provisions of this Agreement before the Company can reflect the Transfer on its stock transfer records. If such sale is not consummated within such ninety (90) day period, all of the restrictions of this Agreement shall again become effective with respect to the Offered Shares.

                                   ARTICLE VII
                                    EXCEPTION

         Notwithstanding anything contained in this Shareholders Agreement to the contrary, the shares owned by HSNS may be transferred through the sale of HSNS by the sale of all of the outstanding capital stock of HSNS to a third party so long as the payment required under Section 15.2 of the MLA is made to the Company in accordance with the terms of the MLA (and the other terms and conditions of Section 15.2 of the MLA are met), and the ownership by the third party purchasing all of the capital stock of HSNS will not have an adverse effect on the Company's business, financial condition, operations or prospects. In the event of such a transaction, the shares of the Company shall continue to remain subject to the first refusal rights contained in this Shareholders' Agreement. Subject to a confidentiality agreement acceptable to HSNS, HSNS shall provide the Company at least 30 days advance written notice of any intended transfer in accordance with this Section and the Company shall have 15 days to respond in writing to HSNS as to its specific reasons as to why it believes such transfer would have an adverse effect on the Company. The burden of proving such adverse effect shall be on the Company. The exception contained in this Article shall not apply to the sale of HSNS to any entity with which Roger Dunavant is an affiliate.

                                  ARTICLE VIII
                       BOARD OF DIRECTORS; REQUIRED VOTING

         8.1 Required Voting. Except for HSNS, which shall control the voting of the shares owned by HSNS, the Shareholders agree to vote their shares as follows:

                  (a) Board of Directors. The Shareholders agree to vote their shares in such manner as to cause Jawerth and such other parties as he shall select to be elected to the Board of Directors.


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

                  (b) Other Manners. On all matters submitted to a vote at a regular or special meeting of shareholders of the Company or by written consent, such shares shall be voted as determined by Jawerth.

                  (c) Proxy Grant. In connection with this Article VIII, if requested at any time by Dr. Jawerth, all Shareholders, other than HSNS, shall promptly grant Jawerth an irrevocable proxy with respect to the voting of the shares, to be used in Jawerth's discretion.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1 Termination of Agreement. This Agreement shall terminate upon the occurrence of any one of the following events:

                  (a) The written agreement of the Company and those Shareholders holding a majority of the issued and outstanding capital stock;

                  (b) The bankruptcy, receivership, or dissolution of the Company; or

                  (c) The consummation of an underwritten public offering of the Company's Common Stock.

         9.2 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand or mailed by certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similarly recognized overnight delivery service with receipt acknowledged addressed as follows:

                  (a)      If to the Company:

                           Summus, Ltd.
                           2000 Center Point Dr.
                           Suite 2200
                           Columbia, SC 29210

                  (b)      If to the Shareholders:

                           As listed in the stock records of the Company.

                  (c) If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail or by overnight delivery service, the date on which such notice, request, instruction or document is received shall be the date of delivery. In the event any such notice, request, instruction or document is mailed or shipped by overnight delivery service to a party in accordance with this Section 9.2 and is returned to the sender as nondeliverable, then such notice, request, instruction or document shall be deemed to have been delivered or received on the fifth day following the


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deposit of such notice, request, instruction or document in the United States mails or the delivery to the overnight delivery service provided that the delivering party shall continue to make reasonable efforts to deliver the notice by other commercially reasonable means.

                  (d) Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this
Section 9.2.

         9.3 Amendments. This Agreement, which constitutes the entire understanding and agreement among the parties and supersedes all other previous agreements among the parties, may only be altered, amended, changed or modified by the written agreement of the Company and those Shareholders holding two-thirds of the issued and outstanding shares of capital stock of the Company.

         9.4 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

         9.5 Binding Effect. Subject to the terms and conditions hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns. This Agreement shall not be assignable by any party without the prior written consent of each other party hereto, except in accordance with the express terms and conditions hereof. The Company, the Shareholders, personal representatives of any deceased Shareholder, and all other parties bound by this Agreement shall promptly execute and deliver any and all papers or instruments necessary or desirable to carry out the provisions of this Agreement.

         9.6 Heading, etc. Headings are for convenience only and do not affect interpretation of this Agreement. The following rules of interpretation apply unless the context requires otherwise:

                  (a)      The singular includes the plural and conversely.

                  (b)      A gender includes all genders.

                  (c) Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

                  (d) A reference to any legislation or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it, and all regulations and statutory instruments issued under it.

                  (e) A reference to conduct includes, without limitation, any omission, representation, statement or undertaking, whether or not in writing.


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         9.7      Entire Agreement. This Agreement constitutes the entire
agreement among the parties hereto and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or the subject matter herein.

         9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.9 No Agreement Until Executed. This Agreement shall not constitute or be deemed to evidence a contract or agreement among the parties hereto unless and until executed by all parties hereto irrespective of negotiations among the parties or the exchanging of drafts of this Agreement.

         9.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms or provisions hereof, and any such invalidity or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction; provided, however, that any such invalidity or unenforceability does not deny any party hereto any of the basic benefits of the bargain contemplated by this Agreement.

         9.11 Conflicts with Articles of Incorporation or By-Laws. In the event of any conflict between this Agreement and the Company's Articles of Incorporation or By-Laws, respectively, the parties will take such action as may be necessary and appropriate consistent with Applicable Laws to ensure that the provisions of this Agreement will prevail.

         9.12 Costs of Suit. In the event any legal action is required to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover all costs of suit, including reasonable attorneys' fees.

         9.13 Insurance. Any party hereto shall have the right to purchase life insurance on the life of any Shareholder of the Company to the extent reasonably necessary to finance any stock purchases provided for hereinabove. In such case, such insured Shareholder shall cooperate fully by performing all of the requirements of the life insurer which are necessary conditions precedent to the issuance of life insurance policies.

         9.14 Specific Performance. The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, if any party hereto (or its representative) shall institute any action or proceeding to enforce the provisions hereof, any person (including the Company) against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or representative has an adequate remedy at law and such person


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

shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

         9.15 Underwriting Restrictions. In the event the Company undertakes an underwritten public offering, the Shareholders agree to restrict the sale or transfer of their shares for a period, not to exceed twelve months from the initial closing of the offering, as agreed upon by the Company and the underwriter.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    COMPANY:

                                    SUMMUS, LTD.

                                    By: /s/ Bjorn Jawerth
                                       -----------------------------------------
                                    Its:  President
                                        ----------------------------------------

                                    SHAREHOLDERS:

                                    HIGH SPEED NET SOLUTIONS, INC.


                                    Michael M. Cimino
                                    --------------------------------------------
                                    Michael Cimino, Chairman


                                    --------------------------------------------
                                    Sharon Stairs


                                    --------------------------------------------
                                    Ahmad Moradi


                                    --------------------------------------------
                                    Antonio Bianco


                                    --------------------------------------------
                                    Joseph Peretta


                                    --------------------------------------------
                                    Rich, Bahman & Berger (CPAS)


                                    --------------------------------------------
                                    David Anderson


                                    --------------------------------------------
                                    Stephen Purkiss

                                    --------------------------------------------
                                    Kerstin Jawerth


                                    --------------------------------------------
                                    Ron Compton


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

                                    GLOSSARY

The following definitions apply unless the context requires otherwise:

AGREEMENT shall mean this Shareholders' Agreement.

APPLICABLE LAWS shall mean all applicable (i) statutes, ordinances or otherwise legislative enactments of the United States of America or other country or foreign government, or of any state or political subdivision or agency thereof (including any county, municipal or other local subdivisions), (ii) rules, regulations, orders, permits, directives or other actions or approvals of any Regulatory Authority, and (iii) judgments, awards, orders, decrees, writs and injunctions of any court Regulatory Authority or arbitrator.

COMMON STOCK shall mean the common stock, $.0001 par value per share, of the Company.

COMPANY shall mean Summus, Ltd., a Delaware Corporation.

CONTINUING SHAREHOLDER shall have the meaning set forth in Section 5.1.

CONSULTANT shall have the meaning set forth in Section 5.6.

EXCESS OFFERED SHARES shall have the meaning set forth in Section 6.4.

EXCESS TRANSFERRED SHARES shall have the meaning set forth in Section 5.2.

HSNS shall mean High Speed Net Solutions, Inc., a Florida corporation.

INVOLUNTARY TRANSFER shall mean any Transfer, proceeding or action (other than a Transfer complying with the provisions of Article VI) by or as a result of which a Shareholder shall be deprived or divested of any right, title or interest in or to any of the Shares, including without limitation any seizure under levy of attachment or execution, any Transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or any involuntary petition under the federal bankruptcy code) or other court proceeding to a debtor-in-possession, trustee in bankruptcy or receiver or other officer or agency, any Transfer pursuant to a separation agreement or the entry of a final court order in a divorce proceeding from which there is no further right of appeal, any Transfer upon or occasioned by the death of any Shareholder, or any Transfer to a legal representative of any Shareholder.

INVOLUNTARY TRANSFEREE shall have the meaning set forth in Section 5.1.

INVOLUNTARY TRANSFEROR shall have the meaning set forth in Section 5.1.

JAWERTH shall mean Dr. Bjorn Jawerth.


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

MARKETABLE SECURITIES shall mean investment grade securities freely tradable and transferable without restriction and listed on a nationally recognized stock exchange or quoted on the NASDAQ National Market System.

MLA shall mean the Marketing License Agreement between the Company and HSNS.

NON-OFFERING SHAREHOLDER shall have the meaning set forth in Section 6.1.

OFFER shall have the meaning set forth in Section 6.1.

OFFERED SHARES shall have the meaning set forth in Section 6.1.

OFFERING SHAREHOLDER shall have the meaning set forth in Section 6.1.

OFFERING SHAREHOLDER'S NOTICE shall have the meaning set forth in Section 6.2.

PERSON shall include, but is not limited to, an individual, a trust, an estate, a partnership, an association, a company, a corporation, a sole proprietorship, a professional corporation or a professional association.

REGULATORY AUTHORITY shall mean any national, federal, state, county, municipal or local government, department, commission, board, agency, taxing authority or other governmental, administrative or regulatory body (whether of the United States of America or any other country or foreign government).

SECURITIES ACT shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

SHAREHOLDERS shall mean the current shareholders of the Company, except for Dr. Jawerth, and any other Person who becomes bound by the terms hereof in accordance with the terms hereof.

SHARES mean any and all shares of capital stock of the Company issued and outstanding whether common stock, preferred stock, or any other type stock, whether voting or nonvoting, as well as all shares of capital stock of the Company issuable pursuant to outstanding options, warrants, other derivative securities, convertible securities or similar arrangements, except for those shares held from time to time by Jawerth.

THIRD PARTY shall have the meaning set forth in Section 4. 1.

TRANSFER shall mean any direct or indirect (including, without limitation, through the transfer of ownership of the owner of the shares) sale, transfer, assignment, gift, bequest, exchange of property, conveyance, pledge, encumbrance, or any other form of disposition of any right, title or interest in and to any of the Shares to any Person.

TRANSFERRED SHARES shall have the meaning set forth in Section 5. 1.


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